  CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
        EXCHANGE COMMISSION.  EACH SUCH OMISSION IS DESIGNATED [***].



                           CORN BORER-PROTECTED CORN
                               LICENSE AGREEMENT

         This Agreement (the "Agreement") is made and effective as of the 31st day of January, 1996 by and between Monsanto Company, and DEKALB Genetics Corporation regarding the non-exclusive, cross-license of certain patent rights and proprietary technology of Monsanto and of DEKALB for use in producing lepidopteran insects-protected corn plants. Based on the mutual consideration between the parties recited below, and in partial consideration for entering into the Investment Agreement of even date herewith, the parties agree and covenant as set forth below.

                       SECTION 1- BACKGROUND AND PARTIES

         1.01 Monsanto Company ("MONSANTO") is a corporation of the State of Delaware with principal offices at 800 N. Lindbergh Boulevard, St. Louis, Missouri 63167.

         1.02 DEKALB Genetics Corporation ("DEKALB") is a corporation of the State of Delaware with principal offices at 3100 Sycamore Road, DeKalb, Illinois 60115.

         1.03 MONSANTO has certain rights relating to Genetic Element(s), Germplasm, Plasmid(s), Methods and Gene(s), including technical information and Know-How relating to, among other things, transformed plants and seeds, useful for lepidopteran insects protection in corn plants and has rights in and to patents and/or patent applications covering the Genetic Element(s), Germplasm, Plasmid(s), Methods and Gene(s) and their use.

         1.04 DEKALB has certain rights relating to Genetic Element(s), Germplasm, Plasmid(s), Methods and Gene(s), including technical information and Know-How relating to, among other things, transformed plants and seeds, useful for lepidopteran insects protection in corn plants and has rights in and to patents and/or patent applications covering the Genetic Element(s), Germplasm, Plasmid(s), Methods and Gene(s) and their use.

         1.05 DEKALB is interested in the commercialization of lepidopteran insects-protected corn and DEKALB seeks to obtain a limited license under MONSANTO's proprietary rights, and MONSANTO desires to grant such license, all upon the terms and conditions provided herein.

         1.06 MONSANTO is interested in obtaining a limited license under DEKALB's proprietary rights, and DEKALB desires to grant such license, all upon the terms and conditions provided herein.

                            SECTION 2 - DEFINITIONS

         For purposes of this Agreement, the following words and phrases shall have the following meanings:

         2.01 The term "Affiliate(s)," as used herein, means with respect to an entity, any person that is at least fifty percent (50%) owned by, or, directly or indirectly, is controlled by, under common control with or in control of, that entity. The term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity whether through the ownership of securities, by contract or otherwise.

         2.02 The term "DEKALB Germplasm" as used herein, means transgenic corn germplasm supplied to MONSANTO by DEKALB.

         2.03 The term "MONSANTO Germplasm" as used herein, means transgenic corn germplasm supplied to DEKALB by MONSANTO.

         2.04 The term "Confidential Information," as used herein, means any proprietary information, including technical, economic, financial or marketing information, which either party considers confidential and which is disclosed to the other party.

         2.05             The term "Effective Date" is defined in Subsection
8.01 of this Agreement.

         2.06 The term "Fiscal Year" shall mean a twelve-month period ending August 31st.

         2.07 The term "DEKALB Gene(s)," as used herein, shall mean DNA encoding an insect control protein from Bacillus thuringiensis or derivative thereof which is supplied to MONSANTO by DEKALB prior to or during the term of this Agreement, and derivatives or modifications thereof, which protein, upon expression in corn plants, results in protection against lepidopteran insects.

         2.08 The term "MONSANTO Gene(s)," as used herein, shall mean DNA encoding an insect control protein from Bacillus thuringiensis or derivative thereof which is supplied to DEKALB by MONSANTO prior to or during the term of this Agreement, and derivatives or modifications thereof, which protein, upon expression in corn plants, results in protection against lepidopteran insects.

         2.09 The term "DEKALB Genetic Element(s)," as used herein, means any DNA sequence or sequences including any DNA containing promoters, 5' non-translated regions, introns, 3' non-translated termination/polyadenylation regions and markers that are useful in expressing recombinant genes in corn, which is supplied to MONSANTO by DEKALB prior to or during the term of this Agreement, and replicates thereof, which are useful for the expression of insect control proteins of Bacillus thuringiensis or are useful for the selection of transgenic plants from tissue culture.

         2.10 The term "MONSANTO Genetic Element(s)," as used herein, means any DNA sequence or sequences including any DNA containing promoters, 5' non-translated regions, introns, 3' non-translated termination/polyadenylation regions and markers that are useful in expressing recombinant genes in corn, which is supplied to DEKALB by MONSANTO prior to or during the term of this Agreement, and replicates thereof which are useful for the expression of insect control proteins of Bacillus thuringiensis or are useful for the selection of transgenic plants from tissue culture.

         2.11 The term "Hybrid Seed Corn," as used herein, means seed which a grower would plant to produce a single crop of commercial corn.

         2.12 The term "Hybrid Seed Company," as used herein, means an entity, other than DEKALB and MONSANTO, [***]

         2.13             The term "Hybrid Seed Company [***]"
as used herein, means a Hybrid Seed Company that sold or licensed in the United States in Fiscal Year 1995 [***] Hybrid Seed Corn than [***] in the United States in Fiscal Year 1995.


         2.14 The term "International Associate," as used herein, means any foreign-based person that has been licensed by DEKALB or MONSANTO to sell or otherwise distribute DEKALB- or MONSANTO-branded seed products. The International Associates of DEKALB or MONSANTO include, but are not limited to, those listed in Exhibits A and B, respectively. A third party shall not be considered to be an International Associate solely on the basis of the granting of a license pursuant to this Agreement.

         2.15 The term "MONSANTO Know-How," as used herein, means any knowledge and proprietary information disclosed to DEKALB by MONSANTO prior to or during the term of this Agreement, which information is not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, manufacturing, formulation, molecular and plant pathology, and scientific research information, whether or not capable of precise separate description but which alone or when accumulated gives to the one acquiring it an ability to develop and commercialize a product through study, testing, production, formulation or marketing which that party would otherwise not have been able to develop and commercialize in the same manner.

         2.16 The term "DEKALB Know-How," as used herein, means any knowledge and proprietary information disclosed to MONSANTO by DEKALB prior to or during the term of this Agreement, which information is not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, manufacturing, formulation, molecular and plant pathology, and scientific research information, whether or not capable of precise separate description but which alone or when accumulated gives to the one acquiring it an ability to develop and commercialize a product through study, testing, production, formulation or marketing which that party would otherwise not have been able to develop and commercialize in the same manner.

         2.17 The term "Licensed Field," as used herein, means transgenic corn (including sweet corn) which exhibits protection against lepidopteran insects by expression of an insect control protein derived from Bacillus thuringiensis.

         2.18 The term "Licensed MONSANTO Method" shall mean any method the use or practice of which would, in the absence of a license, infringe one or more Valid MONSANTO Claims of an unexpired patent included in the Licensed MONSANTO Patent Rights or which involves the use of MONSANTO Know-How or Licensed MONSANTO Non-Patent Proprietary Materials.

         2.19 The term "Licensed DEKALB Method" shall mean any method the use or practice of which would, in the absence of a license, infringe one or more Valid DEKALB Claims of an unexpired patent included in the Licensed DEKALB Patent Rights or which involves the use of DEKALB Know-How or Licensed DEKALB Non-Patent Proprietary Materials.

         2.20 The term "Licensed MONSANTO Non-Patent Proprietary Materials," as used herein, means all MONSANTO Genetic Element(s), MONSANTO Germplasm, MONSANTO Plasmid(s) and MONSANTO Gene(s).

         2.21 The term "Licensed DEKALB Non-Patent Proprietary Materials," as used herein, means all DEKALB Genetic Element(s), DEKALB Germplasm, DEKALB Plasmid(s) and DEKALB Gene(s).

         2.22 The term "Licensed MONSANTO Patent Rights," shall mean all patent licenses and sublicenses for use in the Licensed Field to which MONSANTO and/or a wholly-owned Affiliate of MONSANTO is a licensee or sublicensee (to the extent allowed by such licenses or sublicenses) and all patents and patent applications within the Licensed Field, including but not limited to those listed in Appendix A-M for use in the Licensed Field and owned by MONSANTO and/or a wholly-owned Affiliate of MONSANTO, filed prior to or during the term of this Agreement, and any and all patents maturing from these applications or maturing from applications that are divisionals, continuations or continuations-in-part of these applications, foreign (i.e., ex-U.S.) equivalents of the foregoing and any and all reissues or extensions of any of the foregoing.

         2.23 The term "Licensed DEKALB Patent Rights," shall mean all patent licenses and sublicenses for use in the Licensed Field to which DEKALB and/or a wholly-owned Affiliate of DEKALB is a licensee or sublicensee (to the extent allowed by such licenses or sublicenses) and all patents and patent applications within the Licensed Field, including but not limited to those listed in Appendix A-D for use in the Licensed Field and owned by DEKALB and/or a wholly-owned Affiliate of DEKALB, filed prior to or during the term of this Agreement, and any and all patents maturing from these applications or maturing from applications that are divisionals, continuations or continuations-in-part of these applications, foreign (i.e., ex-U.S.) equivalents of the foregoing and any and all reissues or extensions of any of the foregoing.

         2.24 The term "Licensed DEKALB Corn Product(s)" shall mean corn material including, but not limited to, cells, plants, or seeds and products thereof, which is produced by a Licensed MONSANTO Method or which, in the course of its manufacture, use, or sale would, in the absence of a license, infringe a Valid MONSANTO Claim or the production of which involves the use of MONSANTO Know-How or Licensed MONSANTO Non-Patent Proprietary Materials, all in the Licensed Field.

         2.25 The term "Licensed MONSANTO Corn Product(s)" shall mean corn material including, but not limited to, cells, plants, or seeds and products thereof, which is produced by a Licensed DEKALB Method or which, in the course of its manufacture, use, or sale would, in the absence of a license, infringe a Valid DEKALB Claim or the production of which involves the use of DEKALB Know-How or Licensed DEKALB Non-Patent Proprietary Materials, all in the Licensed Field.

         2.26 The term "Net Units," as used herein, means the number of Units sold of all Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products in arm's length sales to third parties after deduction of credits or allowances given or made for rejection or return of previously sold Licensed DEKALB Corn Products and Licensed MONSANTO Corn

Products. Where the product is covered under the present Agreement and under licenses that evolve from the Collaboration Agreement, or from the CaMV Promoter License Agreement or the Glyphosate-Protected Corn License Agreement, all three of even date herewith, "Net Units" must be calculated separately for each Agreement. The use by DEKALB or the Affiliates, International Associates or sublicensees of DEKALB or MONSANTO of commercially reasonable amounts of Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products for promotional sampling or replant shall not be included in Net Units.

         2.27 The term "DEKALB Plasmid(s)," as used herein, means a transformation vector(s) which is supplied to MONSANTO by DEKALB prior to or during the term of this Agreement.

         2.28 The term "MONSANTO Plasmid(s)," as used herein, means a transformation vector(s) which is supplied to DEKALB by MONSANTO prior to or during the term of this Agreement.

         2.29 The term "Territory," as used herein, means the world.

         2.30 The term "Unit(s)," as used herein, means a quantity of approximately Eighty Thousand (80,000) kernels.

         2.31 The term "Valid DEKALB Claim," as used herein, means an issued claim of the Licensed DEKALB Patent Rights which has not been finally held invalid or unenforceable by a decision of a court or other authority of competent jurisdiction which is not appealable.

         2.32 The term "Valid MONSANTO Claim," as used herein, means an issued claim of the Licensed MONSANTO Patent Rights which has not been finally held invalid or unenforceable by a decision of a court or other authority of competent jurisdiction which is not appealable.

         2.33 The term "-branded," when used in conjunction with an entity's name, means a trademark or logo of that entity, whether registered or not, affixed to a product or product container, or used in advertising, promotion or other marketing of such a product.

         2.34 The term "person," as used herein, shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.


                         SECTION 3-CONVEYANCE OF RIGHTS

         3.01 LICENSE GRANT BY MONSANTO: Subject to the terms and conditions of this Agreement, MONSANTO hereby grants to DEKALB a royalty-bearing, non-exclusive, license under the Licensed MONSANTO Patent Rights, Licensed MONSANTO Non-patent Proprietary Materials, Licensed MONSANTO Methods and MONSANTO Know-How, (1) to make, have made, use and sell Licensed DEKALB Corn Products in the Territory; (2) to sublicense DEKALB's Affiliates and International Associates to make, have made, use and sell DEKALB-branded Licensed DEKALB Corn Products in the Territory; and [***] No sublicensee hereunder shall have the right to further sublicense any rights hereunder.

         3.02             DISTRIBUTION OF LICENSED DEKALB CORN PRODUCTS:
Except as otherwise provided under Subsection 3.01(3), with respect to the sales of Licensed DEKALB Corn Products hereunder in the Territory, DEKALB and its Affiliates and International Associates shall only be permitted to sell and distribute DEKALB-branded Licensed DEKALB Corn Products.

         3.03             MARKING OF LICENSED DEKALB CORN PRODUCTS:
                 (a) DEKALB and its Affiliates and International Associates and sublicensees shall conspicuously display on all packages containing Licensed DEKALB Corn Products to be sold or transferred to permitted third-party growers or customers, the following notice (tailored to reflect the nature of the conveyance), or a notice having the same meaning and effect, with the blanks appropriately filled in to the extent such notice is applicable in the respective area:

                 THE (PURCHASE/BAILMENT/TRANSFER) OF THESE SEEDS INCLUDES A LIMITED LICENSE UNDER PATENT(S)____ TO PRODUCE A SINGLE CORN CROP IN THE UNITED STATES (or other applicable country). THIS LICENSE DOES NOT EXTEND TO ANY USE OTHER THAN PRODUCTION OF A SINGLE CROP.

                 (b) Where transactions occur in countries whose primary language is not English, a translation of the notice in the appropriate language shall be used if appropriate or required by law.

         3.04             TRADEMARK USAGE:

                 (a) It is agreed that a trademark owned by MONSANTO relating to a Licensed DEKALB Corn Product in the Licensed Field shall be licensed to DEKALB and its sublicensees, Affiliates and International Associates on a non-exclusive basis pursuant to a trademark license agreement. The form of the trademark license agreement is attached hereto as Appendix B-M. The parties shall execute said license agreement when MONSANTO identifies the trademark which will be utilized. DEKALB and its Affiliates and International Associates and sublicensees shall conspicuously display said trademark on all seed packages of Licensed DEKALB Corn Products as well as all promotional and advertising material for such Licensed DEKALB Corn Products in the manner specified in the trademark license agreement.
                 (b) In the event that MONSANTO should terminate such trademark agreement without cause, the obligation of DEKALB and its Affiliates and International Associates to display said trademark pursuant to Subsection 3.04(a) shall be waived.

         3.05 NO OTHER LICENSES: No license is granted by this Agreement, under the Licensed MONSANTO Patent Rights or any other patent right by implication or otherwise to make, have made, use or sell, directly or by sublicense, any Licensed DEKALB Corn Product for any use outside the Licensed Field. DEKALB shall not have the right hereunder to grant sublicenses under Licensed MONSANTO Patent Rights allowing the sale of a corn product for commercial use as [***]

         3.06 LICENSE GRANT BY DEKALB: Subject to the terms and conditions of this Agreement, DEKALB hereby grants to MONSANTO a royalty-bearing, non-exclusive, license under the Licensed DEKALB Patent Rights, Licensed DEKALB Non-patent Proprietary Materials, Licensed DEKALB Method and DEKALB Know-How, (1) to make, have made, and use Licensed MONSANTO Corn Products in the Territory, and (2) to sublicense MONSANTO Affiliates and International Associates and Hybrid Seed Companies [***] to make, have made, use and sell Licensed MONSANTO Corn Products in the Territory. No sublicensee hereunder shall have the right to further sublicense any rights hereunder.

         3.07             MARKING OF LICENSED MONSANTO CORN PRODUCTS:
                 (a) MONSANTO and its Affiliates, International Associates, and sublicensees shall conspicuously display on all packages containing Licensed MONSANTO Corn Products to be sold or transferred to permitted third-party growers or customers, the following notice (tailored to reflect the nature of the conveyance), or a notice having the same meaning and effect, with the blanks appropriately filled in to the extent such notice is applicable in the respective area:

                 THE (PURCHASE/BAILMENT/TRANSFER) OF THESE SEEDS INCLUDES A LIMITED LICENSE UNDER PATENT(S)____

                 ___________________ TO PRODUCE A SINGLE CORN CROP IN THE UNITED STATES (or other applicable country). THIS LICENSE DOES NOT EXTEND TO ANY USE OTHER THAN PRODUCTION OF A SINGLE CROP.

                 (b) Where transactions occur in countries whose primary language is not English, a translation of the notice in the appropriate language shall be used if appropriate or required by law.

         3.08             USE OF DEKALB'S NAME:   The parties agree that where
a MONSANTO brand or trademark is employed in connection with the advertising, sale, promotion or other marketing of a Licensed MONSANTO Corn Product, then such brand or trademark shall only be so employed in conjunction with both DEKALB's and MONSANTO's names being used in equal prominence.

         3.09 NO OTHER LICENSES: No license is granted by this Agreement, under the Licensed DEKALB Patent Rights or any other patent right by implication or otherwise to make, have made, use or sell, directly or by sublicense, any Licensed MONSANTO Corn Product for any use outside the Licensed Field. MONSANTO shall not have the right hereunder to grant sublicenses under Licensed DEKALB Patent Rights allowing the sale of a corn product for commercial use as [***].

         3.10 COMMERCIALIZATION WITH GROWER AGREEMENT: MONSANTO and DEKALB shall meet and discuss whether it is in their mutual interest to commercialize the Licensed MONSANTO Corn Products and Licensed DEKALB Corn Products by directly licensing and or sublicensing the corn grower to use such Products.

         3.11             MONSANTO AND DEKALB [***]:  If MONSANTO or
DEKALB grant to [***] a sublicense under the Licensed DEKALB Patent Rights or Licensed MONSANTO Patent Rights, MONSANTO or DEKALB shall [***] and their respective Affiliates, International Associates and sublicensees with regard to the [***] that relate to the sale of existing Licensed MONSANTO Corn Products or existing Licensed DEKALB Corn Products. The obtaining of such rights shall not constitute consideration under for purposes of Subsection 4.01(a). This obligation can be [***] of the parties.

 3.12 NO RIGHTS REGARDING PROPRIETARY GERMPLASM: Notwithstanding anything in this Agreement to the contrary, no rights in proprietary corn inbreds or hybrids of either party are granted the other under this Agreement.

         3.13 FUTURE ACCESS: During the term of this Agreement, [***] shall have the right to [***] within the Licensed Field, either internally or with any third party, such that results of that [***], and rights flowing from that research, will not be subject to the grants under [***], of this Agreement.


               SECTION 4 - PAYMENTS, REPORTS AND RECORD RETENTION

         4.01             ROYALTIES PAYABLE BY MONSANTO:
                 (a) In partial consideration for the license rights granted by DEKALB hereunder, until the obligation of MONSANTO to pay royalties to DEKALB expires, MONSANTO shall pay to DEKALB [***], of any cash or cash-equivalent consideration or other consideration received by MONSANTO from its Affiliates, International Associates and Hybrid Seed Companies [***], on any sale of Licensed MONSANTO Corn Products or Licensed DEKALB Corn Products in the Territory by such persons sublicensed by MONSANTO under Licensed DEKALB Patent Rights or Licensed MONSANTO Patent Rights pursuant to the terms of this Agreement [***]. To the extent MONSANTO intends to negotiate a sublicense that contemplates such other consideration that is not cash or a cash equivalent, MONSANTO shall [***]. DEKALB shall have fifteen (15) business days to consider whether to accept enjoyment of the benefit of such other consideration, or to reject such enjoyment and accept instead a cash value equivalent thereto. If DEKALB does not provide notice of acceptance of enjoyment of the benefit of such other consideration to MONSANTO within the fifteen (15) day period, DEKALB shall be deemed to have accepted the cash value equivalent thereto. To the extent there exists any such other consideration, including but not limited to a cross-license, involved in the sublicense the monetary equivalent thereof shall be agreed by the parties for the purpose of this Subsection 4.01(a). If despite good faith negotiations, the parties cannot reach agreement on the monetary equivalent, then determination of such equivalent shall be submitted to arbitration pursuant to the provisions of Subsection 10.15 if requested by either party. Examples of such other consideration include technical data or a sublicense under any license obtained by

MONSANTO. Notwithstanding the above provisions of this Subsection 4.01(a), MONSANTO shall not be obligated to negotiate access to such other consideration (i.e., other than cash or cash equivalent) for DEKALB, except as provided in Subsection 3.11.
                 (b) In further consideration for the license rights granted by DEKALB hereunder, MONSANTO shall pay as a royalty to DEKALB an amount equal to the [***] or (ii) [***] of the payment established for Subsection 4.02(a), times the Net Units of Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products sold by DEKALB and its Affiliates and International Associates until the obligation under Subsection 4.02(a) of DEKALB to pay royalties to MONSANTO expires.
                 (c) If DEKALB subsequently grants a license under the Licensed DEKALB Patent Rights to a third party having terms which considered as a whole are more favorable to the licensee than the terms considered as a whole granted to MONSANTO as set forth in Subsection 4.01(a), then DEKALB shall advise MONSANTO as to such more favorable terms. MONSANTO shall, at its election, be entitled upon notice to DEKALB to have this Agreement amended to substitute such third party terms for the terms of this Agreement as of the date upon which such license containing the more favorable terms shall have become effective; provided, however, that MONSANTO also agrees to have the Agreement amended to contain any additional obligations that are recited in such license containing the more favorable terms.
                 (d) In the event DEKALB shall at any time while this Agreement is in effect be compelled by applicable law to issue licenses under the Licensed DEKALB Patent Rights in the Licensed Field to any other person with royalty terms more favorable than those granted to MONSANTO hereunder, DEKALB shall inform MONSANTO of the order compelling any such licenses and shall offer the royalties only with respect to the country or countries wherein such compulsory licenses have been ordered so that the new royalty terms shall be no less favorable to MONSANTO than those granted to any third party under any such compulsory license.
                 (e) Nothing in this Subsection 4.01 shall entitle MONSANTO to any retroactive adjustment, reduction in royalty, or other relief from any of the provisions of this Agreement merely because DEKALB shall commence proceedings against a third party who has infringed the Licensed DEKALB Patent Rights, which proceedings shall be resolved by the third party becoming licensed under the Licensed DEKALB Patent Rights, so long as such subsequent license agreement shall, at least prospectively, impose upon such third party terms as to royalty no more favorable than the royalty terms imposed upon MONSANTO under this Agreement as set forth in Subsection 4.01(a).

         4.02             ROYALTIES PAYABLE BY DEKALB:
                 (a) In partial consideration for the license rights granted by MONSANTO hereunder, DEKALB shall pay as a royalty to MONSANTO an amount equal to [***] the Net Units of Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products sold by DEKALB and its Affiliates and International Associates, [***]

                        (b) In partial consideration for the license rights granted by MONSANTO hereunder, until the obligation of DEKALB to pay royalties to MONSANTO expires, DEKALB shall pay to MONSANTO [***] of any cash or cash-equivalent consideration or other consideration received by DEKALB, other than consideration received for sales by DEKALB and its Affiliates and International Associates covered under Subsection 4.02(a), on any sale of Licensed MONSANTO Corn Products or Licensed DEKALB Corn Products in the Licensed Field in the Territory by persons licensed by DEKALB under the Licensed DEKALB Patent Rights pursuant to the terms of this Agreement [***].
To the extent DEKALB intends to negotiate a sublicense that contemplates such other consideration that is not cash or a cash equivalent, DEKALB shall [***]. MONSANTO shall have fifteen (15) business days to consider whether to accept enjoyment of the benefit of such other consideration, or to reject such enjoyment and accept instead a cash value equivalent thereto. If MONSANTO does not provide notice of acceptance of enjoyment of the benefit of such other consideration to DEKALB within the fifteen (15) day period, MONSANTO shall be deemed to have accepted the cash value equivalent thereto. To the extent there exists any such other consideration, including but not limited to a cross-license, involved in the sublicense, the monetary equivalent thereof shall be agreed by the parties for the purpose of this Subsection 4.02(b). If despite good faith negotiations, the parties cannot reach agreement on the monetary equivalent, then determination of such equivalent shall be submitted to arbitration pursuant to the provisions of Subsection 10.15, if requested by either party. Examples of such other consideration include technical data or a sublicense under any license obtained by DEKALB. Notwithstanding the above provisions of this Subsection 4.02(b), DEKALB shall not be obligated to negotiate access to such other consideration (i.e., other than cash or cash equivalent) for MONSANTO, except as provided in Subsection 3.11.
                        (c) If MONSANTO subsequently grants a license under the Licensed MONSANTO Patent Rights to a third party having terms which considered as a whole are more favorable to the licensee than the terms considered as a whole granted to DEKALB as set forth in Subsection 4.02(a), then MONSANTO shall advise DEKALB as to such more favorable terms. DEKALB shall, at its election, be entitled upon notice to MONSANTO to have this

Agreement amended to substitute such third party terms for the terms of this Agreement as of the date upon which such license containing the more favorable terms shall have become effective; provided, however, that DEKALB also agrees to have the Agreement amended to contain any additional obligations that are recited in such license containing the more favorable terms.
                 (d) In the event MONSANTO shall at any time while this Agreement is in effect be compelled by applicable law to issue licenses under the Licensed MONSANTO Patent Rights in the Licensed Field to any other company with royalty terms more favorable than those granted to DEKALB hereunder, MONSANTO shall inform DEKALB of the order compelling any such licenses and shall offer the royalties only with respect to the country or countries wherein such compulsory licenses have been ordered so that the new royalty terms shall be no less favorable to DEKALB than those granted to any third party under any such compulsory license.
                 (e) Nothing in this Subsection 4.02 shall entitle DEKALB to any retroactive adjustment, reduction in royalty, or other relief from any of the provisions of this Agreement merely because MONSANTO shall commence proceedings against a third party who has infringed the Licensed MONSANTO Patent Rights, which proceedings shall be resolved by the third party becoming licensed under the Licensed MONSANTO Patent Rights, so long as such subsequent license agreement shall, at least prospectively, impose upon such third party terms as to royalty no more favorable than the royalty terms imposed upon DEKALB under this Agreement as set forth in Subsection 4.02(a).

         4.03             FIRST COMMERCIAL SALE IN A COUNTRY:
                 (a) The parties shall promptly advise one another in writing of the first commercial sales of Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products in each country of the Territory.
                 (b) At the time such first commercial sale is reported pursuant to Subsection 4.03(a), the reporting party shall briefly describe the relationship between the reporting party and the entity making the first commercial sale.

         4.04 SUBLICENSES: The parties shall promptly advise one another in writing of each sublicense of Licensed MONSANTO Corn Products or Licensed DEKALB Corn Product.

         4.05             ROYALTY REPORTS:
                 (a) Within sixty (60) days after the end of each Fiscal Year, DEKALB shall provide MONSANTO with a written report of the Net Units of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products sold by DEKALB and its Affiliates and International Associates and sublicensees during such Fiscal Year and the consideration received on licenses of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products granted by DEKALB in the Licensed Field in the Territory under the Licensed DEKALB Patent Rights and Licensed MONSANTO Patent Rights. The report shall contain the determination of royalties due MONSANTO based on such Net Units and consideration. Any consideration other than cash or cash-equivalents received by DEKALB for such licenses shall be provided to MONSANTO, in accordance with Subsection 4.02(b), as soon after receipt by DEKALB as is practicable.
                 (b) Within sixty (60) days after the end of each Fiscal Year, MONSANTO shall provide DEKALB with a written report of the Net Units of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products sold by MONSANTO's Affiliates and International Associates and sublicensees during such Fiscal Year and the consideration received on licenses of Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products granted by MONSANTO in the Licensed Field in the Territory under the Licensed DEKALB Patent Rights and Licensed MONSANTO Patent Rights. The report shall contain the determination of royalties due DEKALB based on such Net Units and consideration. Any consideration other than cash or cash-equivalents received by MONSANTO for such licenses shall be provided to DEKALB, in accordance with Subsection 4.01(a), as soon after receipt by MONSANTO as is practicable.

         4.06             ROYALTY PAYMENTS:
                 (a) After receipt of the reports pursuant to Subsection 4.05, each party shall offset payments due from the other party against payments due to the other party. Within ten (10) days after submission of the reports, the party having the duty to pay amounts remaining after the offset shall promptly make the payments then due. Payments shall be in United States dollars. Payments due on sales of Licensed MONSANTO Corn Products and Licensed DEKALB Corn Products sold outside the United States or on sublicenses granted outside the United States shall first be calculated in the foreign currency and then converted to United States dollars on the basis of the rate of exchange in effect for purchase of dollars at Chase Manhattan Bank, New York, New York, on the last business day of the period for which royalties are due. Payments shall be without set off and free and clear of any taxes, duties, fees or charges other than withholding taxes, if any.
                 (b)      Each payment to MONSANTO hereunder shall be sent to:
                 (i)      MONSANTO's account by wire transfer:
                                   [***]
with a written notice of such wire transfer, or
                          (ii)    to another account in the United States which
MONSANTO may subsequently designate from time to time by notice to DEKALB.
                 (c)      Each payment to DEKALB hereunder shall be sent to:
                          (i)     DEKALB's account by wire transfer:
                                  [***]
with a written notice of such wire transfer, or
                          (ii)    to another account in the United States which
DEKALB may subsequently designate from time to time by notice to MONSANTO.

         4.07             RECORDS RETENTION:
                 (a) DEKALB agrees to keep, and shall cause its Affiliates and International Associates and sublicensees to keep, records of the sales of all Licensed DEKALB Corn Products and Licensed MONSANTO Corn Products and of all consideration received on licenses granted by DEKALB in the Licensed Field under the Licensed DEKALB Patent Rights and Licensed MONSANTO Patent Rights to any Hybrid Seed Company in sufficient detail to permit MONSANTO to confirm the accuracy of DEKALB's royalty calculations. MONSANTO agrees to keep and shall cause its Affiliates and International Associates and sublicensees to keep, records of all payments and other consideration received on all licenses and all sublicenses granted by MONSANTO in the Licensed Field under the Licensed MONSANTO Patent Rights and Licensed DEKALB Patent Rights to any Hybrid Seed Company, in sufficient detail to permit DEKALB to confirm the accuracy of MONSANTO's royalty calculations. At either party's request, the other party shall permit an independent accountant appointed by the requesting party and reasonably acceptable to the other party to examine, not more often than once during any Fiscal Year and under appropriate confidentiality provisions, upon reasonable notice of at least ten (10) days and at reasonable times and in a manner that does not interfere unreasonably with the other party's business, such records solely to the extent necessary to verify the other party's calculations. Such records shall be kept and examination thereof shall be limited to a period of time no more than three (3) Fiscal Years immediately preceding the request for examination.
                 (b) The audit of the other party's records shall be at the requesting party's expense, provided that, if a net aggregate discrepancy of more than ten percent (10%) is found in favor of the other party, then the other party shall be obligated to reimburse the requesting party for the cost of the audit.

         4.08 LATE PAYMENT: Notwithstanding any other remedy available under the provisions of this Agreement, if any sum of money owed hereunder is not paid when due, the unpaid amount shall bear interest compounded quarterly, at an annual rate of one (1) percentage point above the prime rate quoted by Morgan Guaranty Trust Company of New York on the day payment was due, until paid.

         4.09             EFFECT OF TERMINATION OF THE INVESTMENT AGREEMENT:
                 (a) Upon termination of the Investment Agreement between MONSANTO and DEKALB of even date hereof before the termination of the Collaboration Agreement and License between MONSANTO and DEKALB of even date hereof, because of (1) the issuance by any governmental authority of any order or decree requiring MONSANTO to terminate the Investment Agreement, which order or decree resulted from MONSANTO's voluntary action, or (2) the termination of the Investment Agreement by MONSANTO other than for Cause, as defined in the Investment Agreement in Subsection 9.1.6:
                          (i)     Subsection 4.01(a) shall be modified so that
the term [***] shall replace the term [***]
                          (ii)    Subsection 4.01(b) shall be modified so that
the terms [***] and [***] shall replace the terms [***] and [***] respectively; and
                          (iii)   Subsection 4.02(b) shall be modified so that
the term [***] shall replace the term [***]
                 (b) Upon termination of the Investment Agreement between MONSANTO and DEKALB of even date hereof before the termination of the Collaboration Agreement and License between MONSANTO and DEKALB of even date hereof because of the issuance by any governmental authority of any order or decree requiring DEKALB to terminate the Investment

Agreement, which order or decree resulted from DEKALB's voluntary action:
                          (i)     Subsection 4.01(a) shall be modified so that
the term [***] shall replace the term [***]
                          (ii)    Subsection 4.01(b) shall be modified so that
the terms [***] and [***] shall replace the terms [***] and [***] respectively; and
                          (iii)   Subsection 4.02(b) shall be modified so that
the term [***] shall replace the term [***]

            SECTION 5 - REGULATORY APPROVAL AND PRODUCT REGISTRATION

         5.01 REGULATORY APPROVALS: This Agreement does not obligate either party to undertake any regulatory approvals or product registrations. Each party shall bear its own cost of undertaking such approvals or registrations it seeks.

         5.02 REQUEST FOR INFORMATION BY DEKALB: Subject to the provisions of Subsection 5.01, MONSANTO shall, at the reasonable request of DEKALB, provide assistance to DEKALB in seeking such regulatory approvals and/or product registrations, including data, studies and any applicable regulatory filings which MONSANTO may have in its possession; provided, however, that MONSANTO shall not be obligated to conduct any new experiments or other work with respect to any such request by DEKALB.

         5.03 REQUEST FOR INFORMATION BY MONSANTO: Subject to the provisions of Subsection 5.01, DEKALB shall, at the reasonable request of MONSANTO, provide assistance to MONSANTO in seeking such regulatory approvals and/or product registrations, including data, studies and any applicable regulatory filings which DEKALB may have in its possession; provided, however, that DEKALB shall not be obligated to conduct any new experiments or other work with respect to any such request by MONSANTO.

                  SECTION 6 - PATENT PROCUREMENT, ENFORCEMENT
                                AND INFRINGEMENT

         6.01 PATENT PROCUREMENT: MONSANTO shall have the exclusive right to apply for, and seek issuance of, maintain or abandon any or all of the Licensed MONSANTO Patent Rights. DEKALB shall have the exclusive right to apply for, and seek issuance of, maintain or abandon any or all of the Licensed DEKALB Patent Rights.

         6.02             PATENT ENFORCEMENT:

                 (a) DEKALB and MONSANTO shall each give prompt notice to the other of any infringement of the Licensed MONSANTO Patent Rights or of the Licensed DEKALB Patent Rights within the Licensed Field which may come to its attention.
                 (b) MONSANTO shall have the exclusive right (but not the obligation) to institute and conduct legal action against third-party infringers of the Licensed MONSANTO Patent Rights, and to enter into settlement agreements as a way of responding to any infringements as may be deemed appropriate by MONSANTO. MONSANTO shall receive the full benefits of any action it takes pursuant to this Subsection 6.02; provided however, that once any attorney's fees and other reasonable costs incurred in conducting such legal action have been deducted from any recovery obtained from enforcement of Licensed MONSANTO Patent Rights which arise, MONSANTO shall pay to DEKALB its pro rata portion of such recovery, calculated in accordance with the terms of this Agreement as they apply to amounts received pursuant to the applicable Licensed MONSANTO Patent Rights.
                 (c) If the activities of the third party infringing the Licensed MONSANTO Patent Rights result in a material adverse effect on the business of DEKALB or any of its Affiliates or International Associates or sublicensees and at the end of One Hundred and Eighty (180) days from the receipt of notice from DEKALB of such infringement, the third party is both unlicensed under the Licensed MONSANTO Patent Rights and is engaging in activities which are an infringement of the Licensed MONSANTO Patent Rights, and MONSANTO has not brought a suit, action or other proceeding for infringement against such third party, then DEKALB and all of its Affiliates and International Associates and sublicensees shall be excused from making the payments otherwise due hereunder with respect to revenues derived from sales of Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products in a country in which the competitive infringing activity occurs. Such excuse from payment shall arise only as to sales by DEKALB and its Affiliates, International Associates and sub-licensees of the affected Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products in the country in which the infringing products are sold and shall continue only for so long as the infringing products continue to be infringing and to so compete with such Licensed DEKALB Corn Products or Licensed MONSANTO Corn Products unchallenged by an infringement suit, action or other proceeding brought by MONSANTO. If the infringing activities of more than one third party result in such a material adverse effect, then MONSANTO will fulfill its obligation under this Subsection through litigation with only one such third party at a time.
                 (d) DEKALB shall have the exclusive right (but not the obligation) to institute and conduct legal action against third-party infringers of the Licensed DEKALB Patent Rights, and to enter into settlement agreements as a way of responding to any infringements as may be deemed appropriate by DEKALB. DEKALB shall receive the full benefits of any action it takes pursuant to this Subsection 6.02; provided however, that once any attorney's fees and other reasonable costs incurred in conducting such legal action have been deducted from any recovery obtained from enforcement of Licensed DEKALB Patent Rights which arise, DEKALB shall pay to MONSANTO its pro rata portion of such recovery, calculated in accordance with the terms of this Agreement as they apply to amounts received pursuant to the applicable Licensed DEKALB Patent Rights.
                 (e) If the activities of the third party infringing the Licensed DEKALB Patent Rights result in a material adverse effect on the business of MONSANTO's sublicensees and at the end of One Hundred and Eighty
(180) days from the receipt of notice from MONSANTO of such infringement, the third party is both unlicensed under the Licensed DEKALB Patent Rights and is engaging in activities which are an infringement of the Licensed DEKALB Patent Rights, and DEKALB has not brought a suit, action or other proceeding for infringement against such third party, then MONSANTO and all of its sublicensees shall be excused from making the payments otherwise due hereunder with respect to revenues derived from sublicenses of Licensed MONSANTO Corn Products or Licensed DEKALB Corn Products in the country in which the competitive infringing activity occurs. Such excuse from payment shall arise only as to sales by MONSANTO's Affiliates, International Associates and sublicensees of the affected Licensed MONSANTO Corn Products or Licensed DEKALB Corn Products in the country in which the infringing products are sold and shall continue only for so long as the infringing products continue to be infringing and to so compete with such Licensed MONSANTO Corn Products or Licensed DEKALB Corn Products unchallenged by an infringement suit, action or other proceeding brought by DEKALB. If the infringing activities of more than one third party result in such a material adverse effect, then DEKALB will fulfill its obligation under this Subsection through litigation with only one such third party at a time.
                 (f) DEKALB shall not have the right (by operation of law or otherwise) to enforce any Licensed MONSANTO Patent Right licensed hereunder against any alleged infringer. MONSANTO shall not have the right (by operation of law or otherwise) to enforce any Licensed DEKALB Patent Right licensed hereunder against any alleged infringer.

                     SECTION 7 - WARRANTIES AND LIABILITIES

         7.01             REPRESENTATIONS AND WARRANTIES:
                 (a)      MONSANTO represents and warrants that:
                          (i) it is the owner or licensee of the Licensed MONSANTO Patent Rights to the extent required for the grant of rights contained herein;
                          (ii) Appendix A-M lists the MONSANTO-owned patent applications and patents known or believed by MONSANTO to be necessary to make, have made, use or sell Licensed DEKALB Corn Products, and that, to the extent any patent necessary to make, have made, use or sell the Licensed DEKALB Corn Products issues to or is controlled by MONSANTO during the term of this Agreement that is not listed in Appendix A-M, DEKALB shall be entitled to continue to make, have made, use, or sell the Licensed DEKALB Corn Products without paying royalty in addition to the royalty set forth in Subsection 4.02 above;
                          (iii) it has not previously granted, and will not grant to any third party during the term of this Agreement, any rights and licenses under the Licensed MONSANTO Patent Rights that are in conflict with the rights granted to DEKALB herein; and
                          (iv) it has full power, right and authority to enter into and carry out its obligations under this Agreement.


                 (b)      DEKALB represents and warrants that:
                          (i) it is the owner or licensee of the Licensed DEKALB Patent Rights to the extent required for the grant of rights contained herein;
                          (ii) Appendix A-D lists the DEKALB-owned patent applications and patents known or believed by DEKALB to be necessary to make, have made, use or sell Licensed MONSANTO Corn Products, and that, to the extent any patent necessary to make, have made, use or sell the Licensed MONSANTO Corn Products issues to or is controlled by DEKALB during the term of this Agreement that is not listed in Appendix A-D, MONSANTO shall be entitled to continue to make, have made, use, or sell the Licensed MONSANTO Corn Products without paying royalty in addition to the royalty set forth in Subsection 4.01 above;
                          (iii)     it has not previously granted, and will
                          not grant to any third party during the term of this Agreement, any rights and licenses under the Licensed DEKALB Patent Rights that are in conflict with the rights granted to MONSANTO herein; and
                          (iv) it has full power, right and authority to enter into and carry out its obligations under this Agreement.


         7.02             NO OTHER WARRANTIES:
                 (a) EXCEPT FOR THE EXPRESS WARRANTIES IN SUBSECTION 7.01, MONSANTO MAKES NO WARRANTIES REGARDING THE LICENSED MONSANTO PATENT RIGHTS (INCLUDING, WITHOUT LIMITATION, THE VALIDITY OR SCOPE OF THE LICENSED MONSANTO PATENT RIGHTS) OR THE LICENSED DEKALB CORN PRODUCTS (INCLUDING, WITHOUT LIMITATION, THE NON-INFRINGEMENT OF THE LICENSED DEKALB CORN PRODUCTS ON THIRD PARTY PATENT RIGHTS) OR OTHERWISE, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW.
                 (b) EXCEPT FOR THE EXPRESS WARRANTIES IN SUBSECTION 7.01, DEKALB MAKES NO WARRANTIES REGARDING THE LICENSED DEKALB PATENT RIGHTS (INCLUDING, WITHOUT LIMITATION, THE VALIDITY OR SCOPE OF THE LICENSED DEKALB PATENT RIGHTS) OR THE LICENSED MONSANTO CORN PRODUCTS (INCLUDING, WITHOUT LIMITATION, THE NON-INFRINGEMENT OF THE LICENSED MONSANTO CORN PRODUCTS ON THIRD PARTY PATENT RIGHTS) OR OTHERWISE, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW.

         7.03             INDEMNIFICATION:
                 (a) EXCEPT TO THE EXTENT CAUSED BY MONSANTO'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, DEKALB SHALL DEFEND AND INDEMNIFY MONSANTO AGAINST, AND HOLD MONSANTO AND ITS EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS HARMLESS FROM, ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING COURT COSTS AND REASONABLE FEES OF ATTORNEYS AND OTHER PROFESSIONALS) INCURRED FROM ANY CLAIM ARISING OR ALLEGED TO ARISE OUT OF THE MANUFACTURE, USE, DISTRIBUTION OR SALE OF ANY LICENSED DEKALB CORN PRODUCT BY DEKALB OR ANY DEKALB SUBLICENSEE, AFFILIATE OR INTERNATIONAL ASSOCIATE; PROVIDED, HOWEVER, THAT (I) DEKALB SHALL HAVE SOLE CONTROL OF SUCH DEFENSE, AND (II) MONSANTO SHALL PROVIDE NOTICE PROMPTLY TO DEKALB OF ANY ACTUAL OR THREATENED CLAIM OF WHICH MONSANTO BECOMES AWARE.
                 (b) EXCEPT TO THE EXTENT CAUSED BY DEKALB'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, MONSANTO SHALL DEFEND AND INDEMNIFY DEKALB AGAINST, AND HOLD DEKALB AND ITS EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS HARMLESS FROM, ANY LOSS, COST, LIABILITY OR EXPENSE (INCLUDING COURT COSTS AND REASONABLE FEES OF ATTORNEYS AND OTHER PROFESSIONALS) INCURRED FROM ANY CLAIM ARISING OR ALLEGED TO ARISE OUT OF THE MANUFACTURE, USE, DISTRIBUTION OR

SALE OF ANY LICENSED MONSANTO CORN PRODUCT BY MONSANTO OR ANY MONSANTO SUBLICENSEE, AFFILIATE OR INTERNATIONAL ASSOCIATE; PROVIDED, HOWEVER, THAT (I) MONSANTO SHALL HAVE SOLE CONTROL OF SUCH DEFENSE, AND (II) DEKALB SHALL PROVIDE NOTICE PROMPTLY TO MONSANTO OF ANY ACTUAL OR THREATENED CLAIM OF WHICH DEKALB BECOMES AWARE.

         7.04 LIMITED LIABILITY: EXCEPT TO THE EXTENT PROVIDED FOR IN SUBSECTION 7.03 ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, INTERRUPTION OF BUSINESS, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND SUFFERED BY SUCH OTHER PARTY FOR BREACH HEREOF, WHETHER BASED ON CONTRACT OR TORT CLAIMS OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

                        SECTION 8 - TERM AND TERMINATION

         8.01             TERM:
                 (a) The term of this Agreement shall begin on the closing of the Investment Agreement between DEKALB and MONSANTO of even date ("Effective Date") and shall end upon expiration, revocation, abandonment or invalidation of the last-to-expire patent within the Licensed MONSANTO Patent Rights and the Licensed DEKALB Patent Rights, unless terminated sooner in accordance with this Section 8. Upon expiration, revocation, abandonment or invalidation of the last-to-expire U.S. patent within the Licensed MONSANTO Patent Rights or Licensed DEKALB Patent Rights, DEKALB and MONSANTO, and any of their Affiliates, International Associates and sublicensees, shall have a paid up license in all countries of the Territory except those countries where patents included within the Licensed MONSANTO Patent Rights or Licensed DEKALB Patent Rights shall then still be in effect.
                 (b) In those countries of the Territory where Licensed MONSANTO Patent Rights or Licensed DEKALB Patent Rights extend beyond the term of the Licensed MONSANTO Patent Rights or Licensed DEKALB Patent Rights in the United States, DEKALB and MONSANTO, and any of their Affiliates, International Associates and sublicensees, shall have a paid-up license, on a country by country basis, upon expiration, revocation, abandonment or invalidation of such Licensed MONSANTO Patent Rights and Licensed DEKALB Patent Rights in the respective ex.-U.S. country.

         8.02             TERMINATION OF AGREEMENT FOR BREACH:
                 (a) Either party may terminate this Agreement upon at least sixty (60) days written notice to the other party should the other party commit a material breach of its obligations or be in material default under any of the provisions of this Agreement, provided that the other party has failed to cure the breach or default (or, if such breach or default cannot be cured within the sixty (60) day period, the other party has not taken reasonable steps to cure the breach or default) within the same sixty (60) day notice period.
                 (b) Notwithstanding a party's right to terminate this Agreement as a result of a non-cured material breach by the other party, the non-breaching party shall not be prevented from seeking any other remedy which may be available to it in equity, including specific performance on the part of the party in breach.

         8.03 INSOLVENCY: Either party may terminate this Agreement if, at any time:
                 (a) the other party makes an assignment for the benefit of creditors or admits in writing its inability generally to pay or is generally not paying its debts as such debts become due;

                 (b) any decree or order for relief is entered against the other party under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law;
                 (c) the other party petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official, of such other party or any substantial part of its assets, or commences a voluntary case under the bankruptcy law of any jurisdiction;
                 (d) any such petition or application is filed, or any such proceedings are commenced, against the other party and such other party by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order for relief, order, judgment or decree remains unstayed and in effect for more than sixty (60) days; or
                 (e) any order, judgment or decree is entered in any proceedings against the other party decreeing the dissolution of such other party and such order, judgment or decree remains unstayed and in effect for more than sixty (60) days.

         8.04             EFFECTS OF TERMINATION/SURVIVAL:
                 (a) Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to or upon such expiration or termination. Accordingly, Subsections 7.03 and 7.04 and Section 9 shall survive expiration or termination of this Agreement and neither party shall be relieved of any payment obligation that may have accrued prior to or subsequent to such expiration or termination.
                 (b) Upon an early termination of this Agreement, DEKALB and its Affiliates and International Associates and sublicensees shall be entitled to sell remaining inventories of any Licensed DEKALB Corn Products which are already in its or their possession or then under production, and MONSANTO and its Affiliates and International Associates and sublicensees shall be entitled to sell remaining inventories of any Licensed MONSANTO Corn Products which are already in its or their possession or then under production. Such sales shall be in accordance with this Agreement, and the parties shall continue to be obligated to make all applicable payments hereunder. Thereafter
(A) any remaining Licensed DEKALB Corn Products which are not intended to be sold, and all materials and information relating to or provided by MONSANTO, if any, shall be destroyed or shall be returned, respectively, and the destruction shall be certified to MONSANTO by a representative of DEKALB and (B) any remaining Licensed MONSANTO Corn Products which are not intended to be sold, and all materials and information relating to or provided by DEKALB, if any, shall be destroyed or shall be returned, respectively, and the destruction shall be certified to DEKALB by a representative of MONSANTO.

                          SECTION 9 - CONFIDENTIALITY

         9.01 CONFIDENTIAL INFORMATION: The parties have previously disclosed and it is anticipated that it will be necessary, in connection with their obligations under this Agreement, for DEKALB and MONSANTO to disclose to each other Confidential Information. The Confidential Information shall include, but shall not be limited to, information disclosed in writing or other tangible form, including samples of materials.

         9.02             CONFIDENTIALITY AND LIMITED USE:
                 (a) With respect to all Confidential Information, both DEKALB and MONSANTO agree as follows, it being understood that "recipient" indicates the party receiving the confidential, proprietary information from the other "disclosing" party. Confidential Information disclosed to the recipient shall remain the property of the disclosing party and shall be maintained in confidence by the recipient with the same care and diligence as the recipient maintains its own Confidential Information. Confidential Information shall not be disclosed to third parties by the recipient and, further, shall not be used except for purposes contemplated in this Agreement. All confidentiality and limited use obligations with respect to the Confidential

Information shall terminate ten (10) years after the termination date of this Agreement.
                 (b) Notwithstanding any provision to the contrary, a party may disclose the Confidential Information of the other party: (i) in connection with an order of a court or other government body or as otherwise required by or in compliance with law or regulations; provided that the party required to disclose provides the other party with notice and takes reasonable measures to obtain confidential treatment thereof; (ii) in confidence to recipient's attorneys, accountants, banks and financial sources and its advisors; or (iii) in confidence, in connection with the sale of substantially all the business assets to which this Agreement relates, so long as, in each case, the entity to which disclosure is made is bound to confidentiality on terms consistent with those set forth herein.
                 (c) Notwithstanding any provision to the contrary, a party seeking to make a disclosure to an entity not bound to confidentiality on terms consistent with those set forth herein shall first provide to the other party a copy of the material proposed to be disclosed and shall obtain the consent of the other party before making the disclosure, which consent shall not be unreasonably withheld .

         9.03 EXCEPTIONS: The obligations of confidentiality and limited use shall not apply to any of the Confidential Information which:
                 (a) is publicly available by publication or other documented means or later becomes likewise publicly available through no act or fault of recipient; or
                 (b) is already known to recipient before receipt from the disclosing party, as demonstrated by recipient's written records; or
                 (c) is made known to recipient by a third party who did not obtain it directly or indirectly from the disclosing party and who does not obligate recipient to hold it in confidence; or
                 (d) is independently developed by the recipient as evidenced by credible written research records of recipient's employees or agents who did not have access to the disclosing party's Confidential Information. Specific information should not be deemed to be within any of these exclusions merely because it is embraced by more general information falling within these exclusions.

         9.04 DISCLOSURES TO PERSONNEL: Recipient agrees to advise those of its officers, directors, employees, associates, agents, consultants, Affiliates, and International Associates who become aware of the Confidential Information, of these confidentiality and limited use obligations and agrees, prior to any disclosure of Confidential Information to such individuals or entities, to make them bound by obligations of confidentiality and limited use of the same stringency as those contained in this Agreement.

         9.05 RETURN OF CONFIDENTIAL INFORMATION: Upon termination of this

Agreement, originals and copies of Confidential Information in written or other tangible form will be returned to the disclosing party by recipient or destroyed by recipient. One copy of each document may be retained in the custody of the recipient's legal counsel solely to provide a record of what disclosures were made.

         9.06 CONFIDENTIAL STATUS OF AGREEMENT: The terms of this Agreement shall be deemed to be Confidential Information and shall be dealt with according to the confidentiality requirements of this Section 9. Neither party will make public disclosures concerning specific terms of this Agreement without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld and except as may be necessary, in the opinion of counsel of the party making such disclosure, to comply with the requirements of any stock exchange or over-the-counter market on which the shares of such party may be listed or of any law, governmental regulation or order. If a party determines that such a disclosure is necessary, it shall promptly notify the other party so that the other party can obtain confidential treatment of its Confidential Information.


                           SECTION 10 - MISCELLANEOUS

         10.01 NOTICES: Any notice or other communication required or permitted to be given by either party under this Agreement shall be given in writing and shall be effective when delivered, if delivered by hand or by electronic facsimile or five days after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to each party at the following addresses or such other address as may be designated by notice pursuant to this Subsection 10.01:

         If to MONSANTO:                Monsanto Company
                                        800 North Lindbergh Boulevard
                                        St. Louis, Missouri 63167

                                        Attention:       Robert T. Fraley, Ph.D.
                                                         President, Ceregen

                                        Facsimile:       (314) 694-7771
         with a copy to:                Monsanto Company
                                        700 Chesterfield Pkwy North
                                        St. Louis, Missouri 63198

                                        Attention:       Patent Counsel, Ceregen
                                                         Monsanto Company
                                                         Mail Code BB4F

                                         Facsimile:      (314) 537-6047

         and to:                                Monsanto Company
                                         700 Chesterfield Pkwy North
                                         St. Louis, Missouri 63198

                                         Attention:      William M. Ziegler
                                                         Business Director,
                                                           Corn and Soybeans
                                                         Mail Code BB4D

                                         Facsimile:      (314) 537-6047


         If to DEKALB:                   DEKALB Genetics Corporation
                                         3100 Sycamore Road
                                         DeKalb, Illinois 60115

                                         Attention:      Richard O. Ryan
                                                         President and
                                                         Chief Operating Officer

                                         Facsimile:      (815) 758-3711
         with a copy to:                 DEKALB Genetics Corporation
                                         3100 Sycamore Road
                                         DeKalb, Illinois 60115

                                         Attention:       John H. Witmer, Jr.
                                                          Senior Vice President
                                                            and General Counsel

                                         Facsimile:       (815) 758-6953

         and to:                                 DEKALB Genetics Corporation
                                         62 Maritime Dr.
                                         Mystic, Conn. 06355

                                         Attention:       Catherine J. Mackey,
                                                            Ph.D.
                                                          Vice President,
                                                            Research

                                          Facsimile:       (860) 572-5241

         10.02 PROVISIONS CONTRARY TO LAW: In performing this Agreement, the parties shall comply with all applicable laws and regulations. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any law the law shall prevail, but in such event the affected provision of this Agreement shall be affected only to the extent necessary to bring it within the applicable law.

         10.03   FORCE MAJEURE:
                 (a) Neither of the parties shall be liable for any default or delay in performance of any obligation under this Agreement caused by any of the following: Act of God, war, riot, fire, explosion, accident, flood, sabotage, compliance with governmental requests, laws, regulations, orders or actions, national defense requirements or any other event beyond the reasonable control of such party; or labor trouble, strike, lockout or injunction (provided that neither of the parties shall be required to settle a labor dispute against its own best judgment).
                 (b) The party invoking this Subsection 10.03 shall give the other party written notice and full particulars of such force majeure event.
                 (c) Both MONSANTO and DEKALB shall use reasonable efforts to mitigate the effects of any force majeure on their respective parts.

         10.04 RELATIONSHIP OF THE PARTIES: Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other and shall not bind nor attempt to bind the other to any contract, without the prior written consent of the party to be bound.

         10.05 USE OF NAMES: Unless otherwise required by the terms of this Agreement, neither party shall use the name of the other in any promotional materials or advertising without the prior written consent of the other.

         10.06   ASSIGNABILITY AND CHANGE IN CONTROL:
                 (a) The rights acquired herein by DEKALB are not assignable or transferable in whole or part (by operation of law or otherwise) to any third party without the prior written consent of MONSANTO, except as provided in Subsection 10.06(d).
                 (b) The rights acquired herein by MONSANTO are not assignable or transferable in whole or part (by operation of law or otherwise) to any third party without the prior written consent of DEKALB, except as provided in Subsection 10.06(e).
                 (c) Any transfer, assignment or delegation made or attempted in violation of this Subsection 10.06 shall be void ab initio and of no effect.
                 (d) Upon any change in control of DEKALB (by acquisition, merger, consolidation or otherwise) resulting in, direct or indirect, ownership of the voting stock of DEKALB at a level of greater than 50% by a single entity or by two or more entities acting together or, control as a consequence of a shareholder agreement, joint venture agreement or other agreement, DEKALB may assign its rights hereunder to any such successor(s) in interest; Upon any such change in control, MONSANTO's payment obligation to DEKALB (or its successor in interest) shall be changed as follows:
                          (i)     Subsection 4.01(a) shall be modified so that
the term [***] shall replace the term  [***]
                          (ii)    Subsection 4.01(b) shall be modified so that
the terms [***] and [***] shall replace the terms [***] and [***]
 respectively; and
                          (iii)   Subsection 4.02(b) shall be modified so that
the term [***] shall replace the term [***].

This Subsection 10.06(d) shall not apply to any such change in control in which Monsanto becomes the controlling party.

                 (e) Upon any change in control of MONSANTO (by acquisition, merger, consolidation or otherwise) resulting in, direct or indirect, ownership of the voting stock of MONSANTO at a level of greater than 50% by a single entity or by two or more entities acting together or, control as a consequence of a shareholder agreement, joint venture agreement or other agreement, MONSANTO may assign its rights hereunder to any such successor(s) in interest. Upon any such change in control, MONSANTO's payment obligation to DEKALB (or its successor in interest) shall be changed as follows:
                          (i)     Subsection 4.01(a) shall be modified so that
the term [***] shall replace the term [***]
                          (ii)    Subsection 4.01(b) shall be modified so that
the terms [***] and [***] shall replace the terms [***] and [***], respectively; and
                          (iii)   Subsection 4.02(b) shall be modified so that
the term [***] shall replace the term [***].

         10.07 ENTIRE AGREEMENT; AMENDMENTS; WAIVER: This Agreement constitutes the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing or performance, shall be deemed to constitute a continuing waiver of any other breach or default or of any right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

         10.08 CHOICE OF LAW: IT IS THE INTENTION OF THE PARTIES HERETO THAT ALL QUESTIONS WITH RESPECT TO THE CONSTRUCTION OF THIS AGREEMENT AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO BUSINESS ARRANGEMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE.

         10.09   EXPORT CONTROL:
                 (a) Notwithstanding any other provisions of this Agreement, DEKALB agrees to make no disclosure or use of any MONSANTO Know-How or Confidential Information of MONSANTO furnished or made known to DEKALB pursuant to this Agreement, except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, DEKALB agrees not to export, directly or indirectly, either
                          (i)     the technical data furnished or made known to
DEKALB pursuant to this Agreement; or
                          (ii)    the "direct product" thereof; or
                          (iii)   any commodity produced using such technical
data to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.
                 (b) Notwithstanding any other provisions of this Agreement, MONSANTO agrees to make no disclosure or use of any DEKALB Know-How or Confidential Information of DEKALB furnished or made known to MONSANTO pursuant to this Agreement, except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, MONSANTO agrees not to export, directly or indirectly, either
                          (i)     the technical data furnished or made known to
MONSANTO pursuant to this Agreement; or
                          (ii)    the "direct product" thereof; or
                          (iii)   any commodity produced using such technical
data to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.
         10.10 MEET AND CONFER: It is the intention of the parties that in the event any dispute arises under this Agreement, the parties shall first meet and confer with one another to attempt to negotiate a resolution of such dispute without recourse to litigation.

         10.11 REMEDIES: Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

         10.12 FEES: Except as otherwise provided herein, each party shall bear its own legal fees incurred in connection with the transactions contemplated hereby, provided, however, that if any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

         10.13 HEADINGS: Headings herein are for convenience of reference only and shall in no way affect interpretation of this Agreement.

         10.14 COUNTERPARTS: This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

         10.15   ARBITRATION:  Disputes arising out of Subsections 4.01 and
4.02 of this Agreement will be finally settled by arbitration conducted in accordance with the arbitration rules and guidelines outlined in attached Appendix C. The arbitration will be held in Chicago, Illinois as promptly as possible at such time as the arbitrator(s) may determine. The decision of the arbitrator(s) will be final and binding upon the parties hereto.

         10.16 APPENDICES: The appended Appendices and Exhibits form an integral part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



MONSANTO COMPANY                                DEKALB GENETICS CORPORATION


By:     Robert T. Fraley                         By:    Bruce P. Bickner
    --------------------------------------         ----------------------------
        Robert T. Fraley                                Bruce P. Bickner

Title: President, Ceregen                       Title:  Chairman and CEO